UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2003

GUSANA EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-72802
(Commission File Number)

98-0352633
(IRS Employer Identification No.)

#244 - 2906 West Broadway Street, Vancouver, BC, Canada, V6K 1G8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 833-3903

Item 5. Other Events

On April 28, 2003, Andrew Stewart, Andrew King, Michael Lathigee and Patrick Forseille, our officers and directors, each returned 1,146,000 shares of common stock to the treasury of the Corporation. The return to treasury resulted in a reduction of the Corporation's total issued and outstanding share capital from 5,610,900 shares of common stock to 1,026,900 shares of common stock. After the return to treasury, Andrew Stewart, Andrew King, Michael Lathigee and Patrick Forseille, our directors and officers, each own 104,000 shares of common stock in the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUSANA EXPLORATIONS INC.

/s/ Andrew B. Stewart

__________________________________
Andrew B. Stewart, President and Director

Date: April 29, 2003.